                                                                   EXHIBIT 10.28

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 30, 2000, by and among IPG Photonics Corporation, a Delaware corporation (the "Company"), and the investment partnerships and other investors named in Exhibit A attached hereto (each, an "Investor," and, collectively, the "Investors").

     WHEREAS, in connection with the transactions contemplated hereby, the Company has amended and restated its certificate of incorporation to provide as set forth in Exhibit B (the "Restated Certificate");

     WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, shares of Series B Convertible Participating Preferred Stock of the Company, par value $.0001 per share (the "Convertible Preferred Stock" or the "Convertible Preferred Shares"), which shares are convertible into shares of common stock of the Company, par value $.0001 per share ("Common Stock"), subject to certain adjustments as set forth in the Restated Certificate (the "Common Conversion Shares") and warrants to purchase Common Stock in the form attached as Exhibit A-1 (the "Warrants"), as further set forth in Section 1.1.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     SECTION 1. PURCHASE AND SALE

     1.1 Purchase and Sale of Preferred Stock and Warrants; Initial Closing. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue and sell to each of the Investors, and each Investor severally agrees to purchase from the Company, (a) the respective number of Convertible Preferred Shares set forth opposite the name of such Investor on Exhibit A-2, hereto and
(b) a Warrant to purchase shares of Common Stock in the form attached as Exhibit A-1, providing each such Investor the right to purchase such number of shares of Common Stock as may be acquired under the terms of the warrant upon payment of the applicable amount set forth in Exhibit A-2 and in such Warrant. The purchase of the Convertible Preferred Shares and Warrants shall be made at a closing (the "Initial Closing") to be held on August 30, 2000, or such other date, and at such place as shall be mutually agreed upon by the Company and the Investors. At the Initial Closing and each Subsequent Closing (as hereinafter defined), the Company will deliver to each Investor one or more certificates representing the Convertible Preferred Shares and Warrants purchased by such Investor as set forth on Exhibit A-2 hereto, in such denominations and issued in such names as set forth in Exhibit A-2 against payment of the purchase price therefor to the Company by wire transfer payable in immediately available funds. Subsequent closings of the sale and purchase of Convertible Preferred Shares under this Agreement (each a "Subsequent Closing") shall take place at times agreed upon by the Company and the Investors participating in the respective Subsequent Closing (the date of each Subsequent Closing, a "Subsequent Closing Date," the Initial Closing and the Subsequent Closings collectively, the "Closings").

     1.2 Subsequent Closing(s). The Company may issue to Investors and other purchasers Series B Preferred Shares and Warrants at subsequent closings from time to time after the date hereof provided that the aggregate preference amount of the Series B Preferred Shares issued at the Initial Closing and at each Subsequent Closing shall not exceed $85 million. Each such investor ("New Investors") shall purchase Series B Shares and Warrants in the same proportion as the Investors purchasing in the Initial Closing and shall execute counterpart signature pages to this Agreement, the Registration Rights Agreement (as defined below) and the Stockholders Agreement (as defined below). Such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement, the Registration Rights Agreement and the Stockholders Agreement, each to the same extent as if they had been Investors at the Initial Closing. The Company shall remake the representations and warranties set forth in Section 2.2 to the New Investors purchasing in each Subsequent Closing and such New Investors shall make the representations and warranties set forth in Section 3 herein. As soon as reasonably practicable after each Subsequent Closing, Exhibit A-2 to this Agreement will be amended to list the date of such Subsequent Closing, the names of the New Investors purchasing shares of Series B Preferred Shares and Warrants hereunder, and the number of shares of Series B Preferred Shares and Warrants purchased by each New Investor under this Agreement at such Subsequent Closing. The Company will promptly furnish to each Investor copies of the amendments to Exhibit B referred to in the preceding sentence.

     1.3 Use of Proceeds. Except as set forth in Section 1.2 of the Disclosure Schedule (as defined below), the Company shall use the proceeds from the sale of the Convertible Preferred Shares and Warrants to fund the Restructuring (defined below) referenced in Section 4.8 (including certain cash payments to Dr. Valentin P. Gapontsev pursuant to the purchase agreements referenced in Section 4.8(b) as a part thereof) hereof and for general working capital purposes which shall not include making any payments to stockholders of the Company.

     1.4 Status of New Investors. Upon the completion of each Subsequent Closing as provided in this Section 1, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement and will become parties to this Agreement, the Registration Rights Agreement and the Stockholders Agreement in the same manner as the Investors hereunder subject to the limitations on rights contained in such agreements based upon number of Series B Preferred Shares and Warrants purchased.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors the representations and warranties contained in this Section 2. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Investors pursuant to this Agreement (the "Disclosure Schedule"). As used herein "Laser" means IPG Laser GmbH, a German corporation, "Fibertech" means IPG Fibertech S.R.L., an Italian company, "IPG Entities" means collectively, the Company, Laser and Fibertech and "IPG Entity" means individually any of the Company, Laser or Fibertech.. References to the knowledge or awareness of the Company are deemed to include the actual knowledge of any senior officer or director of any of the IPG Entities after due inquiry.

     2.1 Organization and Corporate Power. Each of the IPG Entities is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed in Section
2.1 of the Disclosure Schedule and (b) in each jurisdiction in which the failure to be so duly qualified or registered has had, or would be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the IPG Entities taken as a whole (a "Material Adverse Effect"). Each of the IPG Entities has all requisite corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement, as applicable, and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the Company's issuance of the Convertible Preferred Shares and the Common Conversion Shares. The copies of the Restated Certificate in the form attached hereto as Exhibit B, by-laws of the Company, as amended to date, and equivalent organizational documents of Laser and Fibertech ("Organizational Documents") which have been furnished to the Investors by the Company, are correct and complete as of the date hereof, and none of the IPG Entities is in violation of any term of its Restated Certificate or by-laws or Organizational Documents.

     2.2 Authorization and Non-Contravention. This Agreement and all agreements executed pursuant hereto are valid and binding obligations of each of the IPG Entities, as applicable, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws now or hereafter in effect affecting creditors' rights generally and to general principles of equity. The execution, delivery and performance of this Agreement and all agreements contemplated hereby, the issuance and delivery of the Convertible Preferred Shares by the Company and, upon conversion of the Convertible Preferred Shares, the issuance and delivery of the Common Conversion Shares by the Company, have been duly authorized by all necessary corporate or other action of the applicable IPG Entities. Except as set forth on Section 2.2 of the Disclosure Schedule, the execution and delivery of this Agreement and all agreements contemplated hereby, the issuance and delivery of the Convertible Preferred Shares and, upon conversion of the Convertible Preferred Shares, the issuance and delivery of the Common Conversion Shares, and the performance of the transactions contemplated by this Agreement and such other agreements, will not (a) violate, conflict with or result in a default under any material contract or obligation to which an IPG Entity is a party or by which it or its assets are bound, or any provision of the Restated Certificate or by-laws of the Company or any Organizational Documents, or cause the creation of any encumbrance upon any of the material assets of the Company; (b) violate or result in a violation of, or constitute a material default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to an IPG Entity; (c) require from an IPG Entity any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws except for the filing of the Restated Certificate; or (d) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which an IPG Entity is a party or by which it or its assets are bound.

     2.3 Corporate Records. The corporate record books of each of the IPG Entities accurately reflect all corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of each of the IPG Entities, as made available to the Investors for review, are true and complete copies of the originals of such documents.

     2.4 Capitalization.

          (a)  Company

     As of the Initial Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of
(i) 50,000,000 shares of Common Stock, of which 33,652,933 shares will be issued and outstanding (ii) 5,000,000 shares of Preferred Stock, ("Preferred Stock") of which 500,000 shares will be issued and outstanding and classified as Series A Convertible Preferred Stock and (iii) 1,000,000 shares which will be issued and outstanding and classified as Convertible Preferred Stock. The relative rights, preferences and other provisions relating to the Convertible Preferred Stock are as set forth in the Restated Certificate, and such rights and preferences are valid and enforceable in accordance with their terms under the laws of the State of Delaware. Section 2.4(a) of the Disclosure Schedule sets forth the name of each holder of options for Common Stock, the number of shares for which such options are exercisable with respect to each holder, together with the applicable vesting schedule, if any, and the applicable exercise price, and, except as set forth in such section, none of the options or rights disclosed in
Section 2.4(a) of the Disclosure Schedule is subject to accelerated vesting by reason of the transactions contemplated hereby or any subsequent sale of the Company. Except as disclosed in Section 2.4(a) of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Except as disclosed in Section 2.4(a) of the Disclosure Schedule, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, and has not redeemed any shares of its capital stock in the past three (3) years. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued, will be fully paid and non-assessable, and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws without giving rise to preemptive rights of any kind. The Company has duly and validly authorized and reserved 3,750,000 shares of Common Stock (subject to adjustment) for issuance in connection with awards granted or exercised under the Company's 2000 Incentive Compensation Plan, as amended (the "Stock Option Plan"), 500,000 shares of Common Stock (subject to adjustment) for issuance upon conversion of the Series A Preferred Stock and 1,000,000 shares of Common Stock (subject to adjustment) for issuance upon conversion of the Convertible Preferred Stock, and the shares of Common Stock so issued will, upon such grant, exercise or conversion, be validly issued, fully paid and non-assessable. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in Section 2.4(a) of the Disclosure Schedule or in the Restated Certificate, the Registration Rights Agreement or the Stockholders' Agreement, there are (1) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock or any interests therein, (2) no rights to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction and (3) no documents, instruments or agreements relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock.

          (b)  Laser

     As of the Initial Closing and after giving effect to the transactions contemplated hereby, the authorized capital of Laser will consist of DM 500,000.
Section 2.4(b) of the Disclosure Schedule sets forth the name of each holder of options for capital stock of Laser, the number of shares for which such options are exercisable with respect to each holder, together with the applicable vesting schedule, if any, and the applicable exercise price. None of the options or rights disclosed in Section 2.4(b) of the Disclosure Schedule is subject to accelerated vesting by reason of the transactions contemplated hereby or any subsequent sale of the Laser. Except as disclosed in Section 2.4(b) of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the Laser. Except as disclosed in Section 2.4(b) of the Disclosure Schedule, IPG Laser has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, and has not redeemed any shares of its capital stock in the past three (3) years. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of IPG Laser will have been duly and validly authorized and issued, will be fully paid and non-assessable, and will have been offered, issued, sold and delivered in compliance with applicable securities laws without giving rise to preemptive rights of any kind. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in
Section 2.4(b) of the Disclosure Schedule or the Company Articles of Laser, there are (1) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of IPG Laser's capital stock or any interests therein, (2) no rights to have IPG Laser's capital stock registered for sale to the public in connection with the laws of any jurisdiction and (3) no documents, instruments or agreements relating to the voting of the IPG Laser's voting securities or restrictions on the transfer of the IPG Laser's capital stock.

          (c)  Fibertech

     As of the Initial Closing and after giving effect to the transactions contemplated hereby, the authorized capital of Fibertech will consist of Lire 20,000,000. Section 2.4(c) of the Disclosure Schedule sets forth the name of each holder of options for capital stock of Fibertech, the number of shares for which such options are exercisable with respect to each holder, together with the applicable vesting schedule, if any, and the applicable exercise price. None of the options or rights disclosed in Section 2.4(c) of the Disclosure Schedule is subject to accelerated vesting by reason of the transactions contemplated hereby or any subsequent sale of Fibertech. Except as disclosed in Section 2.4(c) of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of Fibertech. Except as disclosed in Section 2.4(c) of the Disclosure Schedule, Fibertech has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, and has not redeemed any shares of its capital stock in the past three (3) years. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of Fibertech will have been duly and validly authorized and issued, will be fully paid and non-assessable, and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws without giving rise to preemptive rights of any kind. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in Section 2.4(c) of the Disclosure Schedule or Company Articles of Fibertech, there are (1) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of Fibertech's capital stock or any interests therein, (2) no rights to have Fibertech's capital stock registered for sale to the public in connection with the laws of any jurisdiction and (3) no documents, instruments or agreements relating to the voting of the Fibertech's voting securities or restrictions on the transfer of the Fibertech's capital stock.

     2.5 Subsidiaries; Investments. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity, except as set forth in Section 2.5 of the Disclosure Schedule. Section 2.5 of the Disclosure Schedule sets forth, as of the Initial Closing and giving effect to the transactions contemplated hereby, a complete and current list of the outstanding equity interests and the stockholders of each IPG Entity.

     2.6 Financial Statements; Projections.

          (a) The Company has previously furnished to the Investors copies of its proforma consolidated and audited financial statements and consolidating financial statements for the IPG Entities for the fiscal year ended December 31, 1999 and its unaudited consolidated and consolidating financial statements for the six months ended June 30, 2000. Such financial statements were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis (except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to normal year-end adjustment's, and the absence of notes thereto), are consistent in all material respects with the books and records of the Company and fairly present in all material respects the financial position of the Company or the relevant IPG Entity as of the dates thereof and the results of operations and cash flows of the Company or the relevant IPG Entity for the periods shown therein.

          (b) The projections previously delivered to the Investors in a side letter represent good faith estimates of the performance of the Company for the periods stated therein based upon assumptions which were believed in good faith to be reasonable when made and continue to be reasonable as of the date hereof; provided, however, that the foregoing is not a guarantee that such projections will be achieved.

     2.7 Absence of Undisclosed Liabilities. Except as incurred under agreements set forth on Section 2.13 of the Disclosure Schedule or as set forth on Section
2.7 of the Disclosure Schedule, none of the IPG Entities have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except liabilities or obligations (i) with respect to the Company, stated or adequately reserved against in the reviewed balance sheet of the Company as of December 31, 1999 (the "Base Balance Sheet") or (ii) incurred as a result of or arising out of the transactions contemplated under this Agreement.

     2.8 Absence of Certain Developments. Since December 31, 1999, each of the IPG Entities has conducted its business only in the ordinary course consistent with past practice and, except in connection with or as a result of the transactions contemplated in this Agreement (including the Restructuring) or as set forth in Section 2.8 of the Disclosure Schedule, there has not been:

          (a) any change in the assets, liabilities, condition (financial or other), properties, business, operations or prospects of any of the IPG Entities, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or would be reasonably likely to have a Material Adverse Effect;

          (b) any mortgage, encumbrance or lien placed on any of the properties of any of the IPG Entities, other than statutory and purchase money liens and security interests and liens for taxes not yet due and payable;

          (c) any purchase, sale or other disposition, or any agreement or other arrangement for the material purchase, sale or other disposition, of any properties or assets by any of the IPG Entities, including any of its Intellectual Property Assets (as defined below), involving the payment or receipt of more than $100,000, other than in the ordinary course of business;

          (d) any damage, destruction or loss, (whether or not covered by insurance) having a Material Adverse Effect;

          (e) any declaration, or payment of any dividend by any of the IPG Entities, or the making of any other distribution in respect of the capital stock of any of the IPG Entities, or any direct or indirect redemption, purchase or other acquisition by any of the IPG Entities of its own capital stock;

          (f) any labor trouble or claim of unfair labor practices involving any of the IPG Entities, any material change in the compensation payable or to become payable by any of the IPG Entities to any of its officers or employees other than normal merit increases to employees in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers or employees or any establishment or creation of any employment, deferred compensation or severance arrangement or employee benefit plan with respect to such persons or the amendment of any of the foregoing except for purposes of compliance with the Code (as defined below) or ERISA (as defined below), any applicable foreign tax or employee benefits law;

          (g) any resignation, termination or removal of any executive officer of any of the IPG Entities or material loss of personnel of any of the IPG Entities or material change in the terms and conditions of the employment of any of the IPG Entities' officers or key personnel;

          (h) any payment or discharge of a material lien or liability of any of the IPG Entities which was not shown on the audited balance sheet of the Company as of December 31, 1999 or incurred in the ordinary course of business, consistent with past practice, thereafter;

          (i) any contingent liability incurred by any of the IPG Entities as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, any of the IPG Entities, including any write-off or compromise of any accounts receivable other than in the ordinary course of business consistent with past practice;

          (j) any obligation or liability incurred by any of the IPG Entities to any of its officers, directors, stockholders or employees, or any loans or advances made by any of the IPG Entities to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (k) any material change in accounting methods or practices, collection policies, pricing policies or payment policies of any of the IPG Entities;

          (l) any loss, or any known development that could reasonably be expected to result in a loss, of any material supplier, customer, distributor or account of any of the IPG Entities;

          (m) any amendment or termination of any material contract or agreement to which any of the IPG Entities is a party or by which it is bound;

          (n) any arrangements relating to any royalty or similar payment based on the revenues, profits or sales volume of any of the IPG Entities, whether as part of the terms of any of the IPG Entities' capital stock or by any separate agreement;

          (o) any transaction or agreement involving fixed price terms or fixed volume arrangements;

          (p) any other material transaction entered into by any of the IPG Entities other than transactions in the ordinary course of business consistent with past practice;

          (q) except as provided in this Agreement, any amendment to the Company's certificate of incorporation or by-laws or the Organization Documents from the certified copies thereof provided to the Investors; or

          (r) any agreement or understanding whether in writing or otherwise, for any of the IPG Entities to take any of the actions specified in paragraphs
(a) through (q) above.

     2.9 [INTENTIONALLY OMITTED].

     2.10 Transactions with Affiliates. Except as set forth in Section 2.10 of the Disclosure Schedule, and except for the transactions comprising the Restructuring, there are no loans, leases or other continuing transactions between any of the IPG Entities or any present or former stockholder, director or officer of any of the IPG Entities, or to the knowledge of any of the IPG Entities any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director, or stockholder or his or her immediate family. Except as set forth in Section 2.10 of the Disclosure Schedule, no stockholder, director or officer of any of the IPG Entities, or to the knowledge of the Company or any of their respective spouses, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of any of the IPG Entities, or any organization which has a material contract or arrangement with any of the IPG Entities (other than interests in non-affiliated publicly held companies).

     2.11 Properties. Except as set forth in Section 2.11 of the Disclosure Schedule, each of the IPG Entities has good, valid and (if applicable) marketable title to all assets material to its business and to those assets reflected on the Base Balance Sheet or acquired by it after the date thereof (except for properties disposed of since that date in the ordinary course of business), free and clear of all liens, claims or encumbrances of any nature, other than liens for Taxes (as hereinafter defined) not yet due and payable, minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of each of the IPG Entities, and liens that have otherwise arisen in the ordinary course of business. All equipment included in such properties which is necessary to the business of each of the IPG Entities is in generally good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which any of the IPG Entities is a party are fully effective and afford each of the IPG Entities peaceful and undisturbed possession of the subject matter to the lease. The IPG Entities own all of the assets, properties and rights necessary to conduct the business of the IPG Entities as currently conducted by the IPG Entities, as a whole.

     2.12 Tax Matters.

          (a) Each of the IPG Entities has timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such tax returns filed by each of the IPG Entities are true, correct and complete in all material respects as of the time of filing. Each of the IPG Entities has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof, except Taxes which have not yet accrued or otherwise become due. The provisions for Taxes in the Base Balance Sheet are sufficient as of its date for the payment of any accrued and unpaid Taxes of any nature of the IPG Entities as of such date. All Taxes and other assessments and levies which each of the IPG Entities was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Each of the IPG Entities has delivered to the Investors correct and complete copies of all annual tax returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by each of the IPG Entities since December 31, 1999. None of the IPG Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax payment, assessment, deficiency or collection. Except as set forth in Section
2.12 of the Disclosure Schedule, (i) none of the IPG Entities has received notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by any of the IPG Entities for any year; (iii) to the knowledge of the Company, neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against any of the IPG Entities any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of any of the IPG Entities; (iv) the Company has never been a member of an affiliated group of corporations filing a combined federal income Tax return nor does any of the IPG Entities have any liability for Taxes of any other individual, corporation, association, joint venture, partnership, limited liability company, estate, trust, unincorporated organization or any other entity or organization, governmental or otherwise (each, a "Person") under Treasury Regulations .1.1502-6 (or any similar provision of foreign, state or local law) or otherwise; and (v) none of the IPG Entities has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. To the knowledge of the Company, none of the IPG Entities has ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. None of the IPG Entities is a party to any Tax allocation or sharing arrangement. None of the IPG Entities is a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the IPG Entities is a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

          (b) None of the IPG Entities has ever been (i) a passive foreign investment company, (ii) a foreign personal holding company or (iii) a foreign sales corporation.

          (c) As of the Initial Closing, (i) none of the IPG Entities will have, during the one-year period preceding the Initial Closing, made any purchases of its own stock except as set forth in Section 2.12 of the Disclosure Schedule, and (ii) the Company's (and any predecessor's) aggregate gross assets, as defined by Section 1202(d)(2) of the Code, at no time between the date of incorporation of the Company and through the Initial Closing have exceeded $50,000,000, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Section 1202(d)(3) of the Code.

     2.13 Certain Contracts and Arrangements. Except as set forth in Section
2.13 of the Disclosure Schedule (with true and correct copies provided to the Investors) and for the transactions comprising the Restructuring, none of the IPG Entities is a party or subject to or bound by:

          (a) any contract or agreement involving a potential commitment or payment by any of the IPG Entities in excess of $50,000;

          (b) any contract, lease or agreement which is not cancelable by any of the IPG Entities without penalty on not less than ninety (90) days notice in excess of $50,000;

          (c) any contract containing covenants directly or explicitly limiting in any material respect the freedom of any of the IPG Entities to compete in any line of business or with any person or entity;

          (d) any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of its software and hardware products except in the ordinary course of business consistent with past practices;

          (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

          (f) any employment contracts, non-competition agreements or other agreements with present or former officers, directors or employees of any of the IPG Entities or persons affiliated with such persons;

          (g) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of any of the IPG Entities, including, without limitation, any agreement with any stockholder any of the IPG Entities which includes anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

          (h) any pension, profit sharing, retirement or stock options plans;

          (i) any royalty, dividend or similar arrangement based on the revenues or profits of any of the IPG Entities or any contract or agreement involving fixed price or fixed volume arrangements;

          (j) any joint venture, partnership, manufacturer, development or supply agreement;

          (k) any acquisition, merger or similar agreement;

          (l) any contract with any governmental entity; or

          (m) any other material contract not executed in the ordinary course of business.

          All such contracts, agreements, leases and instruments are valid and are in full force and effect and constitute legal, valid and binding obligations of the respective IPG Entity and, are enforceable by the respective IPG Entity in accordance with their respective terms. The Company has no knowledge of any notice or threat to terminate any such contracts, agreements, leases or instruments, which termination would reasonably be expected to have a Material Adverse Effect. Neither any of the respective IPG Entities nor, to the knowledge of the Company, any other party is in default in complying with any provisions of any such contract, agreement, lease or instrument, and, to the knowledge of any of the respective IPG Entities, no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of any of the respective IPG Entities, except for any such default, condition, event or fact that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.14 Intellectual Property.

          (a) Ownership of Intellectual Property Assets. Except as set forth in
Section 2.14(a) of the Disclosure Schedule, the IPG Entities taken as a whole, are the exclusive owners of, and have good, valid and marketable title to, or have an exclusive, perpetual, worldwide license to use, all of the Intellectual Property Assets free and clear of all mortgages, pledges, charges, liens, equities, security interests, or other encumbrances or agreements, and has the right to use without payment to a third party all of the Intellectual Property Assets. No claim is pending or, to the Company's best knowledge, threatened against any of the IPG Entities and/or its officers, employees, and consultants to the effect that any of the IPG Entities' right, title and interest in and to the Intellectual Property Assets is invalid or unenforceable by any of the IPG Entities. The individuals listed on Section 2.14(a) of the Disclosure Schedule have executed written instruments with the IPG Entity listed on such Disclosure Schedule that assign to such IPG Entity all rights to any inventions, improvements, discoveries, or information relating to the business of such IPG Entity. No employee of any of the IPG Entities has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the respective IPG Entity.

          (b) Patents. Section 2.14(b) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all Patents, including the entity or individual that is the owner of such patents. All of the issued Patents are currently in compliance with formal U.S. and foreign legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Initial Closing. In each case where a Patent is held by an IPG Entity by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To Company's knowledge, there is no potentially interfering patent or patent application of any third party. All products made, used or sold under the Patents have been marked with the proper patent notice.

          (c) Trademarks. Section 2.14(c) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all Marks, including the IPG Entity that is the owner of such Marks. All Marks that have been registered with the United States Patent and Trademark Office and/or any other domestic or foreign jurisdiction are currently in compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Initial Closing. In each case where a Trademark is held by an IPG Entity by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other domestic or foreign jurisdictions of registration. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to Company's knowledge, no such action is threatened with respect to any of the Marks. All products and materials containing a Mark bear the proper notice where permitted by law.

          (d) Copyrights. Section 2.14(d) of the Disclosure Schedule sets forth a complete and accurate list and summary description of all Copyrights, including the IPG Entity that is the owner of such Copyrights. All Copyrights that have been registered with the United States Copyright Office or the comparable office of any foreign jurisdiction are identified on such Schedule and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any fees or taxes or actions falling due within ninety (90) days after the date of the Initial Closing. In each case where a Copyright is held by an IPG Entity by assignment, the assignment has been duly recorded with the U.S. Copyright Office and all other domestic or foreign jurisdictions of registration. None of the source or object code, algorithms, or structure included in the Products is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Any substantial similarity of the Products to any computer program owned by any third party did not result from the Products being copied from, based upon, or derived from any such computer software program in violation of the rights of any third party. All copies of works encompassed by the Copyrights have been marked with the proper copyright notice.

          (e) Trade Secrets. All of the IPG Entities have taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees, and consultants of the respective IPG Entities and any other persons with access to the Trade Secrets as the respective IPG Entities have deemed necessary) to protect the secrecy, confidentiality and value of all Trade Secrets. To the knowledge of the Company, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The Trade Secrets have not been disclosed by any of the IPG Entities to any person or entity other than employees or contractors of the respective IPG Entities who had a need to know and use the Trade Secrets in the course of their employment or contract performance. Except as set forth on Section 2.14(e) of the Disclosure Schedule,
(i) none of the IPG Entities has directly or indirectly granted any rights or interests in the source code of the Products, and (ii) since an IPG Entity developed the source code of the Products, such IPG Entity has not provided, licensed or disclosed the source code of the Products to any person or entity. Each of the IPG Entities has the right to use, free and clear of claims of third parties, all Trade Secrets. To the knowledge of the Company, no third party has asserted that the use by any of the IPG Entities of any Trade Secret violates the rights of any third party.

          (f) Other Intangibles. Section 2.14(f) of the Disclosure Schedule sets forth a complete and accurate list of Other Intangibles.

          (g) Exclusivity of Rights. Each IPG Entity has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets. Except as set forth on Section
2.13 or 2.14(g) of the Disclosure Schedule, no IPG Entity (i) has licensed or granted to anyone rights of any nature to use any of its Intellectual Property Assets; and (ii) is obligated to and pays royalties or other fees to anyone for the such IPG Entity's ownership, use, license or transfer of any of its Intellectual Property Assets.

          (h) Licenses Received. All licenses or other agreements under which an IPG Entity is granted rights by others in Intellectual Property Assets (collectively, "Licenses Received") are listed in Section 2.13 or Section 2.14(h) of the Disclosure Schedule. All Licenses Received that are listed as "Inter-company Licenses" in such Sections of the Disclosure Schedule are in full force and effect and there is no material default by any party thereto, and, all of the rights of the respective IPG Entity thereunder are freely assignable. To the knowledge of the Company, all other Licenses Received listed in such Sections of the Disclosure Schedule are in full force and effect and there is no material default by any party thereto, and, all of the rights of the respective IPG Entity thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the respective IPG Entity is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

          (i) Licenses Granted. All licenses or other agreements under which the IPG Entities have granted rights to others in Intellectual Property Assets (collectively, "Licenses Granted"). are listed in Section 2.13 or 2.14(i) of the Disclosure Schedule. All Licenses Granted that are listed as "Inter-company Licenses" in such Sections of the Disclosure Schedule are in full force and effect there is no material default by any party thereto, and, all of the rights of the respective IPG Entity thereunder are freely assignable. To the knowledge of the Company, all other Licenses Granted listed on the Disclosure Schedule are in full force and effect and there is no material default by any party thereto, and, all of the rights of the respective IPG Entity thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors.

          (j) Sufficiency. The Intellectual Property Assets constitute all of the assets of the IPG Entities used in designing, creating and developing the Products, and are all those necessary for the operation of the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole.

          (k) Infringement. None of the Products manufactured and sold, nor any process or know-how used, by any of the IPG Entities infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of another person.

          (l) Performance of Products. The Products perform in accordance with their documented specifications and other documentation and as each of the IPG Entities has warranted to its customers. Without limiting the foregoing, to the knowledge of the Company, the Products do not intentionally, contain any "viruses", "time-bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to any of the IPG Entities or any licensee.

          (m) Nondisclosure Contracts. Each of the Nondisclosure Contracts is a valid and binding obligation of the applicable IPG Entity enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

          (n) For purposes of this Agreement,

               (i) "Intellectual Property Assets" means:

                    (A) the Products (as defined below);

                    (B) all patents, patent applications, patent rights, and
               inventions and discoveries and invention disclosures that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (whether or not patented) (collectively, "Patents");

                    (C) the name "IPG Photonics Corporation", all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (collectively, "Marks");

                    (D) all copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (collectively, "Copyrights");

                    (E) all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (collectively, "Trade Secrets");

                    (F) all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers, and claims of infringement against third parties that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (the "Rights"); and

                    (G) all customer lists and telephone numbers, business
               strategies, outside analyst's plans and reports, outlooks, forecasts and other similar documents that are used in and material to the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole (collectively, "Other Intangibles")

               (ii) "Products" means those fiber amplifiers, fiber lasers and associated products sold, marketed, and distributed by each of the IPG Entities. A complete list of the Products owned by the IPG Entities is provided in Section 2.14(n)(ii) of the Disclosure Schedule attached hereto.

               (iii) "Nondisclosure Contracts" means all nondisclosure and/or confidentiality agreements entered into between any of the IPG Entities and persons in connection with disclosures by any of the IPG Entities relating to the Products and the Intellectual Property Assets. A complete list of all Nondisclosure Contracts is provided on Section 2.14(n)(iii) of the Disclosure Schedule attached hereto.

     2.15 Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against any of the IPG Entities or affecting the properties or assets of any of the IPG Entities, or, as to matters related to the Company, to the knowledge of the Company, against any officer, director, stockholder or key employee of the Company in their respective capacities in such positions, nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such claim may be asserted; except in each case for litigation, proceedings, investigations or claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or which do not call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby. Section 2.15 of the Disclosure Schedule includes a description of all litigation, claims, proceedings or, to the Company's knowledge, investigations involving any of the IPG Entities or, to the knowledge of the Company, any of its officers, directors, stockholders or key employees in connection with the business of the Company occurring, arising or existing during the past three (3) years.

     2.16 Labor Matters. The IPG Entities employ approximately one hundred and fifty (150) full-time and five (5) part-time employees and, to the knowledge of the Company, enjoys good employer-employee relationships. Except as otherwise set forth on Section 2.16 of the Disclosure Schedule. None of the IPG Entities are delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for any of the IPG Entities as of the date hereof or amounts required to be reimbursed to such employees (other than payments that are disputed in good faith). Each of the IPG Entities is and heretofore has been in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving any of the IPG Entities. Except as set forth in Section 2.16 of the Disclosure Schedule. None of the IPG Entities has received any notice of any plan of any key employee to terminate his employment with such IPG Entity.

     2.17 Permits; Compliance with Laws. Each of the IPG Entities has all franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit it to own its property and to conduct its business as it is presently conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit would not be reasonably expected to have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Each of the IPG Entities is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal, non-U.S. or other governmental authority, which apply to the conduct of the business of the IPG Entities, taken as a whole, except where the failure to so comply would not have a Material Adverse Effect. None of the IPG Entities has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of an IPG Entity or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of an IPG Entity.

     2.18 Employee Benefit Programs.

          (a) None of the IPG Entities maintains or contributes to, and for the past five (5) years has not maintained or contributed to, any employee benefit, fringe benefit, stock option, equity-based compensation, phantom stock, bonus or incentive plan, severance pay policy or agreement, retirement, pension, profit sharing or deferred compensation plan or agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in Section 2.18 of the Disclosure Schedule attached hereto. A brief description of each Employee Benefit Plan has been provided to the Investors. The terms and operation of each such Employee Benefit Plan comply and have heretofore complied with all applicable laws and regulations relating to each such Employee Benefit Plan or to the extent there has not been compliance, such lack of compliance would not have a Material Adverse Effect. There are no unfunded obligations of any IPG Entity under any retirement, pension, profit-sharing, deferred compensation plan or similar program. None of the IPG Entities is the applicable to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable U.S. or foreign labor relations law, and all Employee Benefit Plans are terminable at the discretion of the applicable IPG Entity without liability to such IPG Entity upon or following such termination. Except as described in Section 2.18 of the Disclosure Schedule, none of the IPG Entities has ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees other than as required by part 6 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any Employee Benefit Plan, to the knowledge of the Company, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law which could result, directly or indirectly, in any Taxes, penalties or other liability to the IPG Entities that would have a Material Adverse Effect. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any such Employee Benefit Plan.

          (b) Each Employee Benefit Plan which has ever been maintained by the Company and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section or the time period for submitting a determination letter request and adopting retroactive amendments under Code Section 410(b) and the corresponding regulations is open as of the Initial Closing and each such Employee Benefit Plan has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Benefit Plan through and including the Initial Closing (or, if earlier, the date that all of such Employee Benefit Plan's assets were distributed). To the knowledge of the Company, no event or omission has occurred which would cause any such Employee Benefit Plan to lose its qualification under the applicable Code section or, if such event has occurred, it may be corrected without loss of the plan's tax-qualified status in accordance with Revenue Procedures 2000-16 and each asset held under any such Employee Benefit Plan may be liquidated or terminated without the imposition of any redemption or surrender charge or comparable liability that would be material. Except as set forth in Section 2.18 of the Disclosure Schedule, the Company has never maintained any Employee Benefit Plan which has been subject to Title IV of ERISA or Code Section 412, including, but not limited to, any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA). Each reference to "Company" in this Section 2.18 also refers to any other entity which would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

     2.19 Insurance Coverage. Section 2.19 of the Disclosure Schedule contains an accurate summary of the insurance policies currently maintained by the IPG Entities. There are currently no claims pending against the IPG Entities under any insurance policies currently in effect and covering the property, business or employees of the IPG Entities, and all premiums due and payable with respect to the policies maintained by the IPG Entities have been paid to date. To the Company's knowledge, there is no threatened termination of any such policies or arrangements.

     2.20 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by any of the IPG Entities or based on any arrangement or agreement made by or on behalf any of the IPG Entities.

     2.21 Environmental Matters. No hazardous waste, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by any of the IPG Entities and no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property, owned, leased or operated by any of the IPG Entities.

     2.22 Customers, Distributors and Partners. Section 2.22 of the Disclosure Schedule sets forth the name of each customer and distributor of any of the IPG Entities who accounted for more than ten percent (10%) of the revenues of the IPG Entities taken as a whole for each of the fiscal year ended December 31, 1999 and/or for the fiscal quarter ended June 30, 2000 (the "Customers" and "Distributors", respectively) together with the names of any persons or entities with which any IPG Entity has a material strategic partnership or similar relationship ("Partners"). No Customer, Distributor or Partner of any IPG Entity has canceled or otherwise terminated its relationship with any IPG Entity. No Customer, Distributor or Partner has, to the knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with any of the IPG Entity.

     2.23 Suppliers. The IPG Entities' relationships with its major suppliers are good commercial working relationships, and, within the last twelve months, no supplier that any IPG Entity has paid or is under contract to pay $50,000 or more has canceled, materially modified, or otherwise terminated its relationship with the any IPG Entity, or materially decreased its services, supplies or materials to any IPG Entity, nor has any IPG Entity received notice of any supplier's plan or intention to do any of the foregoing in a manner which would be reasonably likely to have a Material Adverse Effect.

     2.24 Warranty and Related Matters. Section 2.24 of the Disclosure Schedule sets forth a complete list of all outstanding product and service warranties and guarantees on any of the products or services that any of the IPG Entities distributes, services, markets, sells or produces for itself, a customer or a third party (each such product or service shall be referred to herein as a "Company Product"). There are no existing or, to the knowledge of the Company, threatened, claims against any of the IPG Entities relating to any work performed by any of the IPG Entities, product liability, warranty or other similar claims against any of the IPG Entities alleging that any Company Product is defective or fails to meet any product or service warranties. There are (a) no inherent design defects or systemic or chronic problems in any Company Product and (b) no liabilities for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems which would reasonably be expected to have a Material Adverse Effect.

     2.25 Illegal Payments. Neither any of the IPG Entities nor, to the Company's knowledge, any Person affiliated with the Company has ever made on behalf of the any of the IPG Entities any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to United States or foreign national, state or local government officials, employees or agents or candidates therefor.

     2.26 Immigration Compliance.

          (a) The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, directives and regulations relating to the employment authorization of its employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Section 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and implementing regulations relating thereto), and, to the knowledge of the

Company, the Company has not employed or is it currently employing any unauthorized aliens (as such term is defined under 8 CFR 274a.1(a)).

          (b) The Company has not received any notice from the Immigration and Naturalization Service (the "INS") or the United States Department of Labor (the "DOL") of the disapproval or denial of any visa petition pending before the INS or labor certification pending before the DOL on behalf of any employee or prospective employee of the Company.

          (c) Section 2.26(c) of the Disclosure Schedule contains a true, complete and accurate list of all non-immigrant or immigrant visa petitions pending before the INS and labor certifications pending before the DOL on behalf of any of the employees or prospective employees of the Company.

          (d) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment of any employees of the Company provided that it is acknowledged that certain employees from time to time unilaterally breach the terms of their employment with the Company.

     2.27 Government Contracts. The IPG Entities have (i) not been suspended or debarred from bidding on contracts or subcontracts with any federal, state, local or foreign agency or governmental or sovereign authority or (ii) not been audited or investigated other than in the ordinary course by any such agency or authority with respect to contracts entered into or goods and services provided by the IPG Entities. None of the IPG Entities has ever had any outstanding agreements, contracts or commitments which require it to obtain or maintain a government, whether foreign or domestic, security clearance.

     2.28 Disclosure. The representations and warranties of the Company made or contained in this Agreement, the Disclosure Schedule and exhibits hereto and the certificates and statements executed or delivered in connection herewith, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the knowledge of the Company, there is no material fact directly relating to the assets, liabilities, business, operations, condition (financial or other) or prospects of the Company (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement or in the Disclosure Schedule. No officer or director of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) the subject of any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which judgment or finding has not been subsequently reversed, suspended, or vacated; or (e) has engaged in other conduct that would be required to be disclosed in a prospectus under Item 401(f) of SEC Regulation S-K.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     In order to induce the Company to enter into this Agreement, each Investor represents and warrants to the Company the following:

     3.1 Investment Status. Each Investor is purchasing the Convertible Preferred Shares and Warrants for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that its respective Convertible Preferred Shares and Warrants have not been, and any shares of Common Conversion Shares issuable upon conversion of the Convertible Preferred Shares or Common Stock issuable upon exercise of the Warrants, will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

     3.2 Rule 144. Each Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investors) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

     3.3 Accredited Investor. Each Investor is an "accredited investor," as such term is defined in Rule 501 (the provisions of which are known to the Investors) promulgated under the Securities Act.

     3.4 Sophistication. Each Investor has such knowledge and experience in financial, tax and business matters so as to enable each Investor to utilize the information made available to them in connection with the investment in the Convertible Preferred Shares and Warrants, to evaluate the merits and risks of an investment in the Convertible Preferred Shares and Warrants, and to make an informed investment decision with respect thereto; provided, however, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by the Company hereunder or the right of the Investors to rely thereon and to seek indemnification hereunder.

     3.5 Exemption. Each Investor hereby acknowledges and agrees that the purchase and sale of the Convertible Preferred Shares and Warrants is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) and/or Section 3(b) of the Securities Act, and, if applicable, in the sole judgment of the company, the provisions of Regulation D thereunder, which exemption is dependent upon the truth, completeness and accuracy of the statements made by the Investor herein and in any other documents furnished by the Investors to the Company.

     3.6 Resales. Each Investor acknowledges and agrees that it will not sell or transfer all or any part of the Convertible Preferred Shares and Warrants unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company, at the Investor's expense, either (i) an opinion, reasonably satisfactory to counsel for the Company, of Winston & Strawn, or other counsel skilled in securities matters (selected by the Investor and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, or (ii) an interpretive letter from the staff of the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to (1) any transfer pursuant to an effective registration statement under the Securities Act, or (2) any transfers between an Investor and any corporate Affiliate of an Investor for its own account.

     3.7 Authority and Non-Contravention. Each Investor has full right, authority and power under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and all agreements, documents and instruments executed by such Investor pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by each Investor pursuant hereto are valid and binding obligations of each of the Investors enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by each such Investor pursuant hereto have been duly authorized by all necessary action under each such Investor's charter, by-laws or governing partnership agreement, as applicable. The execution, delivery and performance by each Investor of this Agreement and all agreements, documents and instruments to be executed and delivered by each such Investor pursuant hereto do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, lease, obligation, permit, license or authorization to which each such Investor is a party or by which such Investor or its assets is bound, or any provision of each such Investor's organizational documents; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to each such Investor; or (iii) require from each such Investor any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

     3.8 Investment Banking; Brokerage Fees. No Investor has incurred or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

SECTION 4. CLOSING CONDITIONS OF INVESTORS AND DELIVERIES

     The obligations of each Investor to purchase and pay for its pro rata portion of the Convertible Preferred Shares and Warrants shall be subject to the fulfillment to the Investors' reasonable satisfaction or waiver on or before the Initial Closing and/or any Subsequent Closing (as specified below), as set forth in this Section 4, of the following conditions, in addition to those contemplated by Section 1.2:

     4.1 Effectiveness of Preferred Stock Terms. Prior to the Initial Closing, the terms of the Convertible Preferred Stock as set forth in Exhibit B hereto shall have become effective by the filing of the Restated Certificate with the Secretary of State of the State of Delaware.

     4.2 Authorization. Prior to the Initial Closing and each Subsequent Closing, as the case may be, the Board of Directors and stockholders of each IPG Entity shall duly adopt resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the respective IPG Entity to consummate all of the transactions contemplated hereby (including, without limitation, the issuance by the Company of the Convertible Preferred Shares, the Common Conversion Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants in transactions not constituting "purchases" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder).

     4.3 Approvals, Consents and Waivers. Prior to the Initial Closing and each Subsequent Closing, as the case may be, each of the IPG Entities shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole subsequent to the Initial Closing or the Subsequent Closing and the Investors shall have received copies of all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Investors, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the IPG Entities as currently conducted by the IPG Entities, taken as a whole and the consummation of the transactions contemplated by this Agreement and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

     4.4 Deliveries by the Company to the Investors. At the Initial Closing, the Company shall have delivered, or shall have caused to be delivered, to the Investors, all in form and substance satisfactory to the Investors, the following:

          (a) A Stockholders' Agreement executed by the Company and certain stockholders of the Company in the form attached as Exhibit C (the "Stockholders Agreement");

          (b) A Registration Rights Agreement executed by the Company and the owners of the Series B Convertible Preferred Stock of the Company in the form attached as Exhibit D;

          (c) A Non-Competition Agreement executed by the Company and each of Dr. Valentin P. Gapontsev, Denis Gapontsev, Valentin Fomin, Eugene Shcherbakov, Igor Samartsev, Vladimir Sergev and Mikhail Zakharov (collectively, the "Key Employees") in the form attached as Exhibit E ;

          (d) An Assignment and Research and Development Agreement executed by each of the IPG Entities and NTO "IRE-POLUS", a Russian corporation ("NTO") in the form attached as Exhibit F;

          (e) A License Agreement executed by the Company and Laser in the form attached as Exhibit G;

          (f) A Contribution and Exchange Agreement executed by the Company and Dr. Valentin P. Gapontsev in the form attached as Exhibit H;

          (g) A Rescission Agreement executed by the Company and Laser in the form attached as Exhibit I;

          (h) A Confidential Information and Assignment of Inventions Agreement in form and substance reasonably satisfactory to the Investors executed by the applicable IPG Entity and each of the Key Employees.

          (i) Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

          (j) A certificate issued by the Secretary of State of the State of Delaware certifying that the Restated Certificate has been filed and is effective; and

          (k) A certificate executed by the Secretary of the Company certifying
(i) the names of the officers of the Company authorized to sign this Agreement and the other agreements, documents and instruments executed by the Company pursuant hereto, together with the true signatures of such officers; (ii) copies of consent actions taken by the Board of Directors and stockholders of the Company authorizing the appropriate officers of the Company to execute and deliver this Agreement and all agreements, documents and instruments executed by the Company pursuant hereto, and to consummate the transactions contemplated hereby and thereby, including, without limitation: (A) the adoption of the Restated Certificate, (B) the issuance of the Convertible Preferred Shares and
(C) upon conversion of the Convertible Preferred Shares, the issuance of the Common Conversion Shares; and (iii) the effectiveness, and setting forth a copy of, the Restated Certificate;

          (l) An opinion of Winston & Strawn, counsel for the Company, dated as of the Initial Closing Date or Subsequent Closing Date, as the case may be, substantially in the form attached hereto as Exhibit J;

          (m) Stock certificates evidencing the Convertible Preferred Shares acquired from the Company hereunder;

          (n) Warrant agreements evidencing the Warrants acquired hereunder in the form attached as Exhibit A-1.

          (o) Evidence reasonably satisfactory to the Investors that the Laser Purchase Agreement 1 (as defined below) and Laser Purchase Agreement 2 (as defined below) has been properly executed and notarized under the laws of Germany; and

          (p) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

     At each Subsequent Closing the Company shall make the deliveries contemplated by paragraphs (l), (m) and (n) hereof and the Company and the New Investors shall execute and deliver the joinder agreements contemplated by
Section 1.2.

     4.5 All Proceedings Satisfactory. All corporate and other proceedings of the Company taken prior to or at the Initial Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors.

     4.6 Fees and Expenses. At the Initial Closing, the Company shall have reimbursed the Investors for reasonable legal fees and other out-of-pocket expenses (up to an aggregate of $200,000) incurred by them in connection with the transactions contemplated by this Agreement. The Company shall reimburse the New Investors for reasonable legal fees and other out-of-pocket expenses in connection with each Subsequent Closing.

     4.7 No Violation or Injunction. At the Initial Closing and at any Subsequent Closing, the consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

     4.8 Restructuring. The following transactions relating to the restructuring of the group of companies owned by Dr. Valentin P. Gapontsev and his family (the "Restructuring") shall have been effectuated as of the Initial Closing Date:

          (a) An intercompany loan between Laser, as creditor, and the Company, as borrower, shall have been cancelled and a corresponding 5,000,000 shares of the Company's Common Stock held by Laser shall have been redeemed by the Company;

          (b) IP Fiber Devices and Dr. Valentin P. Gapontsev shall have transferred shares of stock of Laser to the Company such that the Company owns at least fifty-four percent (54%) of the total outstanding shares of stock of Laser pursuant to a Purchase Agreement executed by the Company and

Fiber Devices in the form attached hereto as Exhibit K ("Laser Purchase Agreement 1") and a Purchase Agreement executed by the Company and Dr. Valentin Gapontsev in the form attached hereto as Exhibit L ("Laser Purchase Agreement 2");

SECTION 4A. CLOSING CONDITIONS OF COMPANY AND DELIVERIES

     The obligations of the Company to sell the Convertible Shares shall be subject to the fulfillment to the Company's reasonable satisfaction or waiver on or before the Initial Closing or Subsequent Closings, as applicable, of the following conditions:

     4A.1 Initial Closing Deliveries by the Investors to the Company. At the Initial Closing, the Investors shall deliver, or shall have caused to be delivered, to the Company, the following:

          (a) A wire transfer of immediately available funds by the Investors to the Company in respect of the purchase price for the securities purchased hereby in the amount of $25,000,000;

          (b) A Stockholders' Agreement executed by each of the Investors in the form attached as Exhibit C;

          (c) A Registration Rights Agreement executed by each of the Investors in the form attached as Exhibit D; and

          (d) Such other supporting documents and certificates as the Company may reasonably request and as may be required pursuant to this Agreement.

     4A.2 Subsequent Closing Deliveries by the Investors to the Company. At a Subsequent Closing, the Investors shall deliver or shall have caused to be delivered, to the Company, the following:

          (a) A wire transfer of immediately available funds by the Investors to the Company in respect of the purchase price for the securities being purchased in such Subsequent Closing;

          (b) A counterpart to the Stockholders' Agreement executed by each of the New Investors;

          (c) A counterpart to the Registration Rights Agreement executed by each of the New Investors; and

          (d) Such other supporting documents and certificates as the Company may reasonably require pursuant to this Agreement.

SECTION 5. COVENANTS OF THE COMPANY

     The Company agrees that it shall comply and shall cause each of Laser and Fibertech to comply with the following covenants from and after the Initial Closing, except as shall otherwise be expressly agreed pursuant to a written consent of the Investors holding not less than a majority interest in the Convertible Preferred Shares or securities issued upon conversion thereof

(a "Majority Interest"), until the earlier of (i) the closing of a Qualified Public Offering (as defined in the Restated Certificate) or (ii) the redemption of all of the Convertible Preferred Shares; provided, however, that the Company shall comply with the last two sentences of Section 5.3 until the termination of the applicable statutes of limitation for claims against the Investors' Nominee (as defined in Section 5.10 hereof) and provided further that Sections 5.1 and
5.2 shall terminate at such time as the Company becomes a reporting company under the Exchange Act.

     5.1 Financial Statements. The Company will maintain a system of accounts in accordance with generally accepted accounting principles (subject to the absence of footnotes and normal year-end adjustments), keep full and complete financial records and furnish to the Investors the following reports: (a) within one hundred twenty (120) days after the end of each fiscal year commencing with the year ending December 31, 2000, a copy of the pro-forma consolidated balance sheet of the Company and consolidating balance sheets of the IPG Entities as the end of such year, together with statements of income, retained earnings and cash flows of the Company and consolidating statements of income, retained earnings and cash flows for the IPG Entities for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with U.S. generally accepted accounting principles consistently applied the foregoing balance sheets and statements provided under (a) to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of the results shown therein; (b) within 30 days after the end of each quarter commencing with the quarter ending September 30, 2000, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the unaudited consolidated statement of income for the Company for such quarter and for the year to date unaudited consolidating balance sheet of the IPG Entities as of the end of such quarter and the unaudited consolidating statement of income for the IPG Entities for such quarter and for the year to date; and (c) within 30 days after the end of each month commencing with the month ending August 31, 2000, a copy of the unaudited balance sheet of the Company as of the end of such month and the unaudited statement of income for the Company for such month and for the year to date unaudited balance sheets of the IPG Entities as of the end of such month and the unaudited statements of income for the IPG Entities for such month and for the year to date.

     5.2 Budget and Operating Forecast; Inspection.

          (a) The Company will prepare and submit to the Board of Directors of the Company an annual budget and plan for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget and plan. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget as so approved promptly shall be sent to the Investors. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all material changes therein and all material deviations therefrom. The Investors acknowledge and agree that such budgets are confidential information belonging to the Company and that they will hold such budgets in confidence and will not make any disclosure of such budgets for five
(5) years after receipt of such information. The Investors obligation under this
Section 5.2(a) shall not apply to any information that (i) is or becomes known to the general public, through no fault of the Investors, (ii) is generally disclosed to third parties by the Company or (iii) that the Investors can demonstrate as already in their possession prior to disclosure by the Company.

          (b) Each of the IPG Entities will, upon reasonable prior notice to the applicable IPG Entity, permit authorized representatives (including, without limitation, accountants and legal counsel) of the Investors to visit and inspect any of the properties of any IPG Entity, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested by the Investors. The foregoing shall be in addition to, and not in lieu of, the Investors' rights under applicable law provided that the foregoing does not unreasonably interfere with the business of the Company.

     5.3 Board of Directors; Meetings; Indemnification. The Company shall pay or provide to any director of the Company who is nominated by the Investors fees, options and other compensation in amounts at least equal to the fees, options or other compensation paid to any other non-management director of the Company, and shall pay or reimburse each such director for his reasonable travel expenses incurred in connection with attending meetings or other functions of the Board of Directors and committees thereof and shall pay or reimburse each such director and the Investors for any reasonable costs incurred in connection with any other work on behalf of the Company. The Restated Certificate and by-laws of the Company will in respect of all times during which any Investors' Nominee (as defined in Section 5.10 hereof) serves as a director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and the Company shall, as promptly as practicable following the date hereof, obtain and maintain directors and officers' liability insurance coverage on terms reasonably satisfactory to the Investors' Nominees of at least $1,000,000 per occurrence, covering, among other things, violations of federal or state securities laws. The Company shall use its commercially reasonable best efforts prior to any initial public offering of the Company's capital stock to increase its directors' and officers' liability insurance to at least $10,000,000 per occurrence including coverage of claims under the Securities Act and the Exchange Act and shall thereafter use its commercially reasonable best efforts to maintain such coverage in effect with respect to the Investors' Nominees.

     5.4 Conduct of Business. Each IPG Entity will continue to engage principally in the business now conducted by such IPG Entity or a business or businesses similar thereto or reasonably compatible therewith. Each IPG Entity will keep in full force and effect its corporate existence.

     5.5 Management Compensation. All compensation decisions relating to grants of stock options, stock awards and phantom equity arrangements and all compensation decisions for key management of each IPG Entity (including employment agreements and bonuses) shall be made by the compensation committee of such IPG Entity's Board of Directors (the "Compensation Committee"). Compensation paid by each IPG Entity to its management will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. Notwithstanding the foregoing, all employment agreements providing for a term of employment shall be subject to the prior review and approval of the Compensation Committee.

     5.6 Confidentiality and Related Agreements. At or as soon as practicable after the Initial Closing, each IPG Entity shall use its best efforts to obtain from all of its employees who participate or have participated in the conception creation, preparation or development of the such IPG Entity's products Confidential Information, Non-Competition and Inventions Assignment Agreement in form and substance reasonably satisfactory to the Investors.

     5.7 Affiliate Transactions. All transactions and agreements (including without limitation any amendment of an existing agreement) between the an IPG Entity and any stockholder, officer, director or key employee of an IPG Entity but excluding transactions between the Company and the IPG Entities or transactions among the IPG Entities or any person controlling, controlled by, under common control with or otherwise affiliated with, or a member of the family of, any such person, shall be conducted on an arm's length basis, shall be on terms and conditions no less favorable to the IPG Entity than could be obtained from unrelated persons, and shall be approved in advance in writing by a majority of the Board of Directors after full disclosure of the terms thereof.

     5.8 Enforcement of Rights. The Company will not amend any of the agreements referred to in Section 4.4(c), 4.4(d), 4.4(f), 4.4(g) and 4.8(b) hereof. The Company will exercise its option pursuant to that certain Contribution and Exchange Agreement, dated as of August 24, 2000, by and between the Company and Dr. Valentin P. Gapontsev to purchase the shares of Laser that it does not already own not later than the earlier of the date (i) that the Company files its initial registration statement under the Securities Act, or (ii) prior to the date of the expiration of the Company's rights to exercise such option. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of this Agreement and the Stockholders' Agreement. The Company will not waive or release any rights under, or consent to the amendment of, any such agreement without the written consent of a Majority Interest of the Investors. The Company will observe and perform all of the covenants set forth in the Restated Certificate; provided that any transaction or agreement between the Company and any of its subsidiaries may be on such terms and conditions as approved in advance in writing by a majority of the Board of Directors after full disclosure of such terms and conditions.

     5.9 Election of Directors. The Company shall take proper corporate action, on the day following the Initial Closing, to effect the election of Michael C. Child as a director of the Company (together with any successor thereto elected by the holders of the Convertible Preferred Shares, the "Investors' Nominee"). The Company agrees to enter into a Director Indemnification Agreement with the Investors' Nominee in substantially the form attached hereto as Exhibit M (the "Indemnification Agreement").

     5.10 Committees of the Board. The Company and the Investors agree to cause the Board of Directors to establish a Compensation Committee (which shall be charged with the exclusive authority over the granting of stock options and those matters set forth in Section 5.6 of this Agreement which it is there granted exclusive authority over) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices).

     5.11 Restriction of Activities of Laser and Fibertech

     Until the completion of the Restructuring, the Company will take all necessary corporate or other action so that neither Laser nor Fibertech will, without the consent of a Majority Interest:

          (a) declare or pay any dividends or make any distributions of cash, property or securities in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock or stock appreciation, phantom stock or similar rights, directly or indirectly, except for (i) dividends or distributions payable solely in shares of Common Stock and (ii) distributions effectuated as part of the restructuring of the IPG Entities;

          (b) authorize or issue, or obligate itself to issue, any shares of stock, option or warrant to purchase shares of stock, convertible debt or other debt with any equity participation or any other equity security;

          (c) amend, restate, alter or repeal any provision of, or add any provision to its Organizational Documents;

          (d) increase the number of authorized shares of its capital stock or reclassify any capital stock;

          (e) effect a recapitalization or reorganization in a form which results in the termination of the Corporation's status as a Corporation under the applicable foreign tax laws (including without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          (f) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Majority Interest.

     5.12 Implementation of Resource Planning Software. As soon as practicable after the Initial Closing, the Company shall use its best efforts to implement resource planning software that will serve to integrate the Company's current financial accounting system.

     5.13 License Agreement. As soon practicable after the creation or development of any intellectual property (including without limitation any patents, copyrights, tradenames or Trade Secrets) by Fibertech, the Company will cause Fibertech to grant the Company a license, in a form satisfactory to the Company, to use such intellectual property.

     5.14 Acquisition of IPG Fibertech S.R.L. . The Company shall use its best efforts to ensure that Laser acquires all shares of stock of Fibertech held by Dr. Stefano Cecchi promptly after the Initial Closing for a nominal amount such that, as a result of such stock acquisition, Fibertech becomes a wholly-owned subsidiary of Laser.

     5.15 Withholding Taxes. The Company shall withhold and pay over any and all applicable withholding taxes that it may be required to withhold pursuant to the Code, and any cash payments made shall be net of such withholding taxes. The Company shall withhold at the applicable statutory rate unless the Company is provided with an opinion of counsel that no such withholding is required or that withholding is required at a lower rate. If the Company fails to withhold applicable U.S. withholding taxes, the Company shall pursue any indemnification to which it may be entitled for any adverse consequences resulting from such failure to withhold, including, but not limited to, any taxes, interest or penalties.

SECTION 6. SURVIVAL; INDEMNIFICATION

     6.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and agreements of the Company and the Investors made in this Agreement, in the Disclosure Schedule delivered to the Investors and all agreements, documents and instruments executed and delivered in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made, and shall survive the Initial Closing regardless of any investigation on the part of such party or its representatives provided, however, that any claim for losses arising out of or with respect to the inaccuracy of any representation contained in Section 2 or the breach of any warranty contained in Section 2 must be asserted in writing by notice given to the other party on or before eighteen (18) months after the Closing, failing which any such claim shall be waived and extinguished, excluding, however claims for losses with respect to the inaccuracy of representations and breach of warranties contained in (i) Section 2.4 or with respect to fraud, intentional misrepresentation or a deliberate or willful breach by the Company which may be asserted at any time, or (ii) Sections 2.6, 2.12, and 2.14 which may be asserted until the expiration of the applicable statute of limitations (giving effect to any waivers or extensions thereof) for which any third party claims may be asserted, and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties and their respective successors and assigns and to their transferees of Securities, whether so expressed or not.

     6.2 Indemnification by the Company

          (a) The Company agrees to defend, indemnify and hold harmless each Investor, their affiliates and respective direct and indirect partners (including partners of partners and stockholders and members of partners), and the members, stockholders, directors, officers, employees and agents of each of the foregoing and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including, without limitation, interest, penalties and any investigation, legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party (a "Loss" or

"Losses"), without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement, or in any schedule or certificate delivered by or on behalf of the Company as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties; (ii) any breach of any covenant or agreement made by the Company in this Agreement or in any agreement or instrument delivered pursuant to this Agreement, or (iii) third party or governmental claims relating in any way to the status of the Indemnified Party as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Indemnified Party's involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable under this clause (iii) to the extent that any such Loss arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (B) conduct by an Investor Indemnified Party which constitutes fraud or willful misconduct.

          (b) If the indemnification provided for in Section 6.2(a)(iii) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Each of the Company and the Investors agrees that it would not be just and equitable if contribution pursuant to this Section 6.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 6.2(b) in excess of the lesser of (i) that proportion of the total of such Losses equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (c) The provisions of this Section 6.2 are in addition to and shall supplement those set forth in the Registration Rights Agreement referred to in
Section 4.4(b).

     6.3 Notice. Promptly after receipt by an Indemnified Party entitled to indemnification under either Section 6.2 of notice of the commencement of any action involving a third party claim which may give rise to a claim for indemnity under the preceding paragraphs of this Section, the Indemnified Party will give written notice to the party against whom indemnification is sought (the "Indemnifying Party") of the commencement of such action; provided however, the failure to do so, or any delay in doing so, shall not relieve the Indemnifying Party from any liability, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party are prejudiced as a result of the failure to give, or delay in giving, such notice.

     The Indemnifying Party shall (i) keep such Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, (ii) furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and (iii) consult with such Indemnified Party prior to acting on major matters, including settlement discussions. In case any such action is brought against an Indemnified Party, the Indemnifying Party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party; provided the Indemnifying Party, within thirty (30) days after receipt of notice of the relevant claim, (a) gives written notice to the Indemnified Party stating that the Indemnified Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party's own cost and expense and (b) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to it which are additional to or conflict with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Party shall reimburse the Indemnified Party and any person controlling the Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the Indemnity agreement provided in this Section.

     Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party provided that such Indemnifying Party shall be obligated to pay for only one counsel in any jurisdiction. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment)

     If the Indemnifying Party shall not give notice within the aforementioned thirty (30) day period of its intent to dispute and defend a third party claim or liability or litigation resulting therefrom after receipt of notice from the Indemnified Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party and within twenty (20) days following notice thereof from the Indemnified Party, the Indemnifying Party continues to fail to conduct a good faith and diligent defense, the Indemnified Party shall have the right at the expense of the Indemnifying Party to undertake the defense of such claim or liability in such manner as it deems appropriate (with counsel selected by the Indemnified Party), and to compromise or settle such claim or litigation on such terms as it may deem appropriate, exercising reasonable business judgment.

SECTION 7. GENERAL

     7.1 Waivers and Consents; Amendments.

          (a) For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

          (b) No amendment to this Agreement may be made without the written consent of the Company and a Majority Interest of the Investors.

          (c) Except as otherwise set forth in Section 5 hereof, any actions required to be taken with respect to consents, approvals or waivers required or contemplated to be given by the Investors hereunder shall require a vote of Investors holding a Majority Interest, and any such action by such Majority Interest shall bind all of the Investors.

     7.2 [INTENTIONALLY OMITTED]

     7.3 Governing Law/Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law). All actions and proceedings arising out of or relative to this Agreement shall be heard and determined in a Massachusetts state or federal court sitting in the City of Boston. The parties hereby irrevocably submit to the exclusive jurisdiction of any Massachusetts state or federal court sitting in the City of Boston in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or federal court. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

     7.4 Section Headings and Gender; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

     7.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     7.6 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, IPG Photonics Corporation, 660 Main Street; Box 519, Sturbridge, MA 01566,
Facsimile: (508) 347-6838, or at any other address designated by the Company, to the Investors and the other parties hereto in writing; if to the Investors, c/o TA Associates, Inc., 70 Willow Road, Suite 100, Menlo Park, CA 94025, Attn:
Michael C. Child, Facsimile: (650) 326-4933, or at any other address designated by TA Associates, Inc. to the Company in writing.

     7.7 [INTENTIONALLY OMITTED]

     7.8 Remedies; Severability. Notwithstanding Sections 7.7 and 7.8 above, it is specifically understood and agreed that any breach of the provisions of this Agreement, the Stockholders' Agreement, the Rights Agreement, or any other agreement executed and delivered pursuant to this Agreement, or of the provisions of the Restated Certificate, by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     7.11 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the provisions of the letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the letter of intent shall be completely superseded by the representations, warranties, covenants and agreements of the Company contained herein.

     7.12 Assignability; Binding Agreement. Each Investor may assign any or all of its rights hereunder to any transferee of its Shares permitted under the Stockholders Agreement. This Agreement may not otherwise be assigned by any party hereto without the prior written consent of each other party hereto. This Agreement (including, without limitation, the provisions of Section 5) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing and except as provided in Section 5.3 hereof, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement or have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE COMPANY:                            IPG PHOTONICS CORPORATION


                                        By: /s/ Peter Verghese Mammen
                                            ------------------------------------
                                        Name: Peter Verghese Mammen
                                        Title: Treasurer

INVESTORS:                              TA IX, L.P.

                                        By: TA Associates IX LLC, its General
                                            Partner

                                        By: TA Associates, Inc., its Manager


                                        By: Michael C. Child
                                            ------------------------------------
                                        Name: Michael C. Child
                                        Title: Managing Director


                                        TA/ADVENT VIII L.P.

                                        By: TA Associates VIII LLC, its General
                                            Partner

                                        By: TA Associates, Inc., its General
                                            Partner


                                        By: Michael C. Child
                                            ------------------------------------
                                        Name: Michael C. Child
                                        Title: Managing Director


                                        TA/ATLANTIC AND PACIFIC IV L.P.

                                        By: TA Associates AP IV L.P., its
                                            General Partner

                                        By: TA Associates, Inc., its General
                                            Partner


                                        By: Michael C. Child
                                            ------------------------------------
                                        Name: Michael C. Child
                                        Title: Managing Director


                                        TA EXECUTIVES FUND LLC

                                        By: TA Associates, Inc., its Manager


                                        By: Michael C. Child
                                            ------------------------------------
                                        Name: Michael C. Child
                                        Title: Managing Director


                                        TA INVESTORS LLC

                                        By: TA Associates, Inc., its Manager


                                        By: Michael C. Child
                                            ------------------------------------
                                        Name: Michael C. Child
                                        Title: Managing Director


                                        /s/ Kenneth T. Schiciano
                                        ----------------------------------------
                                        Name: Kenneth T. Schiciano
                                        Title: Authorized Signatory

As of August 31, 2000                   MERRILL LYNCH KECALP L.P. 1999

                                        By: KECALP Inc., its General Partner


                                        By: /s/ Margaret T. Monaco
                                            ------------------------------------
                                        Name: Margaret T. Monaco
                                        Title: Vice President


                                        KECALP INC.


                                        By: /s/ Margaret T. Monaco
                                            ------------------------------------
                                        Name: Margaret T. Monaco
                                        Title: Vice President


                                        KECALP INC., as Nominee for Merrill
                                           Lynch KECALP International L.P. 1999


                                        By: /s/ Margaret T. Monaco
                                            ------------------------------------
                                        Name: Margaret T. Monaco
                                        Title: Vice President


                                        ML IBK POSITIONS, INC.


                                        By: /s/ Joseph S. Valenti
                                            ------------------------------------
                                        Name: Joseph S. Valenti
                                        Title: Vice President

As of August 31, 2000                   WINSTON/THAYER PARTNERS, L.P.


                                        By: /s/ A. Scott Andrews
                                            ------------------------------------
                                        Name: A. Scott Andrews
                                        Title: Managing Partner

As of August 31, 2000                   BAYVIEW 2000, LP

                                        By: Bayview 2000 GP, LLC, its General
                                            Partner


                                        By: Dana Welch
                                            ------------------------------------
                                        Name: Dana Welch
                                        Title: Authorized Signatory

As of August 31, 2000                   THE SOG FUND, LP

                                        By: The Special Opportunities Group LLC,
                                            Its General Partner


                                        By: /s/ Christopher G. Miller
                                            ------------------------------------
                                        Name: Christopher G. Miller
                                        Title: Chief Executive Officer

As of August 31, 2000                   THE SOG FUND II, LP

                                        By: The Special Opportunities Group LLC,
                                            Its General Partner


                                        By: /s/ Christopher G. Miller
                                            ------------------------------------
                                        Name: Christopher G. Miller
                                        Title: Chief Executive Officer

As of October 6, 2000                   APAX EUROPE IV - A, L.P.

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary


                                        APAX EUROPE IV - B, L.P.

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary


                                        APAX EUROPE IV - C GMBH & CO., KG

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary

                                        APAX EUROPE IV - D, L.P.

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary


                                        APAX EUROPE IV - E, L.P.

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity


                                        APAX EUROPE IV - F, C.V.

                                        By: APAX Europe IV GP, L.P., it
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary

                                        APAX EUROPE IV - G, C.V.

                                        By: APAX Europe IV GP, L.P., its
                                            Managing General Partner

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity
                                               Services Limited as Secretary


                                        APAX EUROPE IV -H GMBH & CO. K.G.

                                        By: APAX Europe IV GP, L.P., its
                                            attorney

                                        By: APAX Europe IV GP Co. Limited, its
                                            Managing General Partner


                                        By: /s/ C.A.E. Helyar
                                            ------------------------------------
                                        Name: C.A.E. Helyar
                                        Title: Director


                                        By: /s/ D.J. Banks
                                            ------------------------------------
                                        Name: D.J. Banks
                                        Title: For and on behalf of
                                               International Private Equity

As of August 31, 2000                 MARCONI CAPITAL LIMITED


                                        By:       /s/ Mark Aslett
                                            ------------------------------------
                                        Name:     Mark Aslett
                                              ----------------------------------
                                        Title:    Managing Partner
                                               ---------------------------------